UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio (Address of Principal Executive Offices)	45236 (Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2014, LCA-Vision Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). The Company filed with the U.S. Securities and Exchange Commission (the “SEC”) its Definitive Proxy Statement on March 24, 2014, supplemented by a Current Report on Form 8-K on April 30, 2014, which described in detail the proposals voted upon at the Special Meeting. The Special Meeting was held to, among other things, approve the previously disclosed Agreement and Plan of Merger dated as of February 13, 2014 (the “Merger Agreement”), by and among the Company, PhotoMedex, Inc. (“PhotoMedex”) and Gatorade Acquisition Corp. (“Merger Sub”), as it may be amended from time to time, under which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of PhotoMedex. Subject to the satisfaction or waiver of the remaining closing conditions, the merger is expected to close on or around May 12, 2014.

As of March 20, 2014, the record date for the Special Meeting, 19,342,879 shares of the Company’s common stock were issued and outstanding. A quorum of 14,092,476 shares of common stock was present or represented at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal voted upon is set out below:

1. The proposal to adopt the Merger Agreement. The proposal to adopt the Merger Agreement received the affirmative vote of approximately 84.8% of the shares of our common stock cast at the Special Meeting and approximately 61.7% of the shares of the common stock outstanding.

For	Against	Abstain	Broker Non-Votes
11,943,611	2,137,256	11,609	0

2. The proposal to approve, on a non-binding, advisory basis, the compensation payable to the Company’s named executive officers in connection with the merger. The non-binding, advisory proposal to approve the compensation payable to the Company’s named executive officers received the affirmative vote of approximately 81.2% of the shares of common stock cast at the Special Meeting.

For	Against	Abstain	Broker Non-Votes
11,448,395	2,153,144	490,937	0

Because there were sufficient votes from the Company’s stockholders to adopt the Merger Agreement, the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to establish a quorum or adopt the Merger Agreement, was moot and not voted upon.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “believe,” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Chief Executive Officer

Date: May 7, 2014